Date: July 3, 2001
To: Young Broadcasting, Inc. (hereinafter referred to as "Counterparty")	From: Canadian Imperial Bank of Commerce (hereinafter referred to as "CIBC")
Attention: Jim Morgan	Contact: Sarvneet Kohli
Phone Number: (212) 754-7070	Phone Number: (212) 885-4413
Facsimile Number: (212) 758-1229	Facsimile Number: (212) 885-4378
Re: CIBC Reference #: 420731

The purpose of this letter (this "Confirmation") is to confirm the terms and conditions of the Swap Transaction entered into between us on the Trade Date specified below.

The definitions and provisions contained in the 2000 ISDA Definitions, as published by the International Swaps and Derivatives Association, Inc. are incorporated into this Confirmation. In the event of any inconsistency between those definitions and provisions and this Confirmation, this Confirmation will govern.

This Confirmation constitutes a "Confirmation" as referred to in, and supplements, forms a part of, and is subject to, the ISDA Master Agreement dated as of June 6, 2000, as amended and supplemented from time to time (the "Agreement") between you and us. All provisions contained in the Agreement govern this Confirmation except as expressly modified below.

1.
The terms of the particular Swap Transaction to which this Confirmation relates are as follows:

Notional Amount:	USD 36,800,000
Trade Date:	June 27, 2001
Effective Date:	September 4, 2001
Termination Date:	March 1, 2011, subject to adjustment in accordance with the Modified Following Business Day Convention.
FIXED AMOUNTS:
Fixed Rate Payer:	CIBC
Fixed Rate Payer Payment Dates:
Each September 1 and March 1 in each year, commencing on March 1, 2002 (the "First Fixed Rate Payer Payment Date"), up to and including the Termination Date, with No Adjustment. For the avoidance of doubt, the Fixed Amount with respect to the First Fixed Rate Payer Payment Date shall be an amount equal to USD 1,840,000.
Fixed Rate:	10.00%
Fixed Rate Day Count Fraction:	30/360
FLOATING AMOUNTS:
Floating Rate Payer:	Counterparty

Floating Rate Payer Payment Dates:
Each September 1 to March 1 in each year, commencing on March 1, 2002, up to and including the Termination Date, subject to adjustment in accordance with the Modified Following Business Day Convention.
Floating Rate for initial Calculation Period:	To be determined
Floating Rate Option:	USD-LIBOR-BBA
Designated Maturity:	6 months
Spread:	5.885%
Floating Rate Day Count Fraction:	Actual/360
Reset Dates:	The first Business Day of each Calculation Period.
Compounding:	Inapplicable
Business Days:	New York and London
Business Day Convention:	Modified Following
Calculation Agent:	CIBC
CIBC EARLY TERMINATION OPTION:
Optional Early Termination:
Applicable; CIBC shall have the right to terminate the Swap Transaction confirmed hereby in accordance with terms set forth below on a Business Day during the American Exercise Period (such date the "CIBC Optional Termination Day") by giving notice to Counterparty no later than thirty (30) calendar days prior to the CIBC Optional Termination Date.
Option Style:	American
Seller:	Counterparty
Buyer:	CIBC
Procedure for Exercise:
American Option Exercise Period:	From and including March 1, 2006, up to and including the Expiration Date.
Expiration Date:	The Termination Date.
Earliest Exercise Time:	9:30 a.m. (New York time).
Latest Exercise Time:	4:00 p.m. (New York time).
Expiration Time:	4:00 p.m. (New York time).
Partial Exercise:	Inapplicable
Contact Details for Purpose of Giving Notice:	Please Advise.

Settlement Terms:
Cash Settlement:	Applicable.
Cash Settlement Amount:
In the event CIBC exercises its option for early termination, CIBC shall pay to Counterparty two (2) Business Days following the CIBC Early Optional Termination Date an amount in accordance with the following:

For the period of time:

from and including:	up to, but excluding:	an amount equal to the following fixed settlement amount ("Fixed Settlement Amount") plus/minus the Accrued Interest Amount (as applicable):
March 1, 2006	March 1, 2007	USD 1,840,000
March 1, 2007	March 1, 2008	USD 1,226,544
March 1, 2008	March 1, 2009	USD 613,456
March 1, 2009	March 1, 2011	USD 0

Accrued Interest Amount:	An amount, as calculated by the Calculation Agent for the then-current Calculation Period, equal to the Fixed Amount less the Floating Amount.

With respect to all calculations relating to the Cash Settlement Amount as referenced above, if the Accrued Interest Amount is a positive number then the Cash Settlement Amount shall be an amount equal to the applicable Fixed Settlement Amount plus the Accrued Interest Amount; if however, the Accrued Interest Amount is a negative number then the Cash Settlement Amount shall be an amount equal to the applicable Fixed Settlement Amount less the absolute value of the Accrued Interest Amount.
MUTUAL RIGHT TO TERMINATE:	(a)
Either party will have the right to terminate the Swap Transaction confirmed hereby on November 30, 2005 (the "Optional Termination Date") by giving notice to the other party no later than thirty (30) calendar days prior to the Optional Termination Date.

(b)
If the Swap Transaction is terminated in accordance with the foregoing paragraph, (a), the Swap Transaction will constitute a Terminated Swap Transaction in respect of which the Optional Termination Date will be the Early Termination Date and both parties will be considered Affected Parties. The parties shall attempt to reach agreement on an amount (the "Agreed Settlement Amount") that one party will pay to the other party in consideration of the termination of the Swap Transaction on the Optional Termination Date. If the parties agree an Agreed Settlement Amount, the party entitled to receive that amount shall be paid the Agreed Settlement Amount on the Optional Termination Date by the other party. If the parties cannot agree an Agreed Settlement Amount, the Calculation Agent will determine a Settlement Amount in respect of the Swap Transaction for each party in accordance with the terms and provisions of the ISDA Form on the basis of Market Quotation, and payment in respect of the termination will be made on the basis of the provisions of Section 6(e)(ii)(2)(A) of the ISDA Form. The parties to the Swap Transaction agree that the Calculation Agent rather than each party in respect of itself will determine the Settlement Amount for each party required by the provisions of Section 6(e)(ii)(2)(A), and that the Settlement Amount will be based on quotations obtained from five Reference Market-makers in accordance with the definition of "Market Quotation". For purposes of determining the Market Quotation for each party, the Reference Market-makers will be mutually determined at the time. On payment of the Agreed Settlement Amount or the amount required by the provisions of Section 6(e)(ii)(2)(A), the rights and obligations of the parties with respect of the Swap Transaction will terminate, and thereafter neither party will have any further or continuing obligations thereunder.

2. ACCOUNT DETAILS:
Payments to CIBC:
Account for Payments:	Chase Manhattan Bank, New York For the Account of: Canadian Imperial Bank of Commerce, Toronto Account No: 544-708-234 ABA No. 021 000 021
Payments to Counterparty:
Account for Payments:	Please Advise.
3. OTHER PROVISIONS:
Transfer	Unless otherwise specified in the Master Agreement, neither the Swap Transaction nor any interest or obligation in or under the Swap Transaction may be transferred (whether by way of security or otherwise) by either party without the prior written consent of the other party. Any purported transfer that is not in compliance with this provision will be void.
4. OFFICES:
(a) The Office of CIBC for the Swap Transaction is 161 Bay Street, 5th Fl. Toronto, Canada M5J 2S8
(b) The Office of Counterparty for the Swap Transaction is Please Advise.
5. BROKER/ARRANGER:	Dennis Rosenfeld 1419 Sugarloaf Drive La Canada, CA 91011

6. This Confirmation may be executed in one or more counterparts, either in original or facsimile form, each of which shall constitute an original and all of which together shall constitute one and the same agreement. When executed by the parties through facsimile transmission, this Confirmation shall constitute the original agreement between the parties and the parties hereby adopt the signatures printed by the receiving facsimile machine as the original signatures of the parties.

Entering into a derivative transaction involves certain risks. An identification of the principal risks is provided in the CIBC World Markets Risk Disclosure Statement, which has been delivered to you. If you have not received a copy, please let us know and one will be provided to you. You should always consider those risks in determining whether to enter into derivatives transactions.

Except as if expressly agreed to by you or us in writing, neither of us has acted as advisor to the other with respect to the desirability or appropriateness of entering into the Swap Transaction confirmed hereby or with respect to the other party's risk management needs generally. This pertains not only to the financial and market risk management risks and consequences of the confirmed or any proposed Swap Transaction, but also to any legal, regulatory, tax, accounting and credit issues generate by such transactions, which each party must evaluate for itself and in reliance on its own professional advisors.

Please confirm that the foregoing correctly sets forth the terms of our agreement by executing the copy of this Confirmation enclosed for that purpose and returning it to us or by sending to us a letter or telex substantially similar to this letter, which letter or telex sets forth the material terms of the Swap Transaction to which this Confirmation relates and indicates your agreement to those terms.

Yours Sincerely,
CANADIAN IMPERIAL BANK OF COMMERCE

By:	/s/ GINA S. GHENT
Name:	Gina S. Ghent
Title:	Executive Director

Confirmed as of the date first above written:

YOUNG BROADCASTING, INC.
By:	/s/ JAMES A. MORGAN
Name: James A. Morgan Title: Executive Vice President and Chief Financial Officer